Exhibit 99.1
FOR IMMEDIATE RELEASE
AMB PROPERTY CORPORATION® PROVIDES UPDATE ON LIQUIDITY, FINANCIAL RESOURCES
AND CHANGES IN DIVIDEND POLICY
SAN FRANCISCO, November 17, 2008 – AMB Property Corporation® (NYSE: AMB), a leading global developer and owner of industrial real estate, today announced steps taken to further strengthen the company’s financial position and to address the subject of liquidity and financial condition.
“As we discussed during our third quarter call, AMB’s priorities are: first, our balance sheet; second, controlling expenses; and third, managing the business for the long term. We believe we are well-positioned to address all of our financial commitments. We have received questions from our shareholders resulting from the events of last week in the industrial sector. In the tradition of transparency and in preparation for meetings at the upcoming NAREIT Conference, we are providing additional disclosure, as well as an update on the actions taken to strengthen our liquidity,” said Hamid R. Moghadam, AMB’s chairman & CEO.
New Dividend Policy
The company’s Board of Directors has decided to align the company’s regular dividend payments with the projected taxable income from recurring operations alone. Therefore, the Board of Directors currently expects the company's common stock dividend rate in 2009 to be $1.12 per share. The company intends to make special distributions going forward, as necessary, related to taxable income associated with any asset dispositions and gain activity.
In addition, the Board of Directors has decided to suspend the fourth quarter 2008 dividend as the company projects that it has already met its 2008 dividend distribution requirement.  Together, these actions are expected to improve the company’s cash position on a go-forward basis. These dividend changes will allow the company to retain $53 million of cash in the fourth quarter of 2008 and an additional $98 million over the course of 2009.
Development Pipeline
AMB is further curtailing its development activities; at present the company is only going forward with starts for fully committed or previously negotiated build-to-suit agreements until the financial markets stabilize. The company’s development pipeline of approximately $1.6 billion was 76 percent funded as of October 31, 2008. The development pipeline consists of more than $1.0 billion of assets that are shell complete and in the process of lease-up, with the balance of approximately $636 million under construction. The company’s share of the remaining funding required to complete the $1.6 billion pipeline is expected to be $338 million.

Debt Maturities & Liquidity
“We feel good about our debt position; our maturities are well-staggered, geographically diversified and provided by long-standing lending partners,” stated Thomas S. Olinger, AMB’s chief financial officer. “Our analysis indicates that we have sufficient capacity to complete the build-out of our development pipeline without the reliance on proceeds from property dispositions. We also currently have the capacity to hold all of our development assets upon completion as well as our development and operating properties held for sale or contribution, and to maintain compliance with our various financial covenants.”
As of October 31, 2008, the company’s total debt maturities through the end of 2008 were approximately $106 million. We have exercised an option to extend $93 million of these 2008 debt maturities, which subject to the fulfillment of certain conditions, will extend the maturity date to December 2009. As of October 31, 2008, the company’s total consolidated debt maturities for 2009 were $660 million. After considering all available extension options, the total 2009 consolidated debt maturities will be reduced to $342 million, comprised of the following:
▪	$213 million is scheduled to be paid off at maturity or upon contribution. The remaining $129 million in various loans includes a diverse group of assets and maturities that will be either refinanced or retired upon sale or contribution.
As of October 31, 2008, the company had approximately $927 million of capacity consisting of $238 million of consolidated cash and cash equivalents and $689 million of availability on its lines of credit. In addition, the company has approximately $850 million of its share of properties held for sale or contribution to its co-investment joint ventures in Japan, Europe, Canada, Mexico and the U.S.
As of October 31, 2008, the company’s total unconsolidated debt maturities for 2009 were $276 million. After considering all available extension options, the total unconsolidated debt maturities will be reduced to $237 million, comprised of the following:
▪	$113 million relates to the retirement of a subscription line which will either be refinanced or repaid with available uncalled equity commitments at maturity. The remaining $124 million is comprised of four separate loans, which are in the process of being refinanced or scheduled for repayment.
Looking forward to 2010, subject to certain conditions, the company has the option to extend its $230 million secured term facility and two of the company’s three revolving credit facilities, which as of October 31, 2008, carried a balance of $584 million against a capacity of $1.1 billion.
“We believe AMB’s actions to suspend the fourth quarter dividend and to further rationalize capital deployment and expenses, coupled with our long-standing prudent approach to capital management, will better position AMB for the future by enabling the company to take advantage of opportunities that may arise once the economy and financial markets stabilize,” commented Mr. Moghadam.
For further detail on the discussion of the company’s financial position, please access the related materials through the link on the company’s website at www.amb.com in the Investor Relations section.

Executive Trading Disclosure
To address questions we have received, and consistent with our industry-leading corporate governance practices, none of AMB’s executives have bought AMB securities on margin, nor used AMB securities as collateral for margin loans. AMB’s insider trading policies have never allowed trading activities that are aggressive or speculative by nature, including buying securities on margin or using AMB securities as collateral for margin loans.
Preferred Dividend Declaration
The Board of Directors also declared a dividend of $0.40625 per share on the company’s 6.5 percent Series L Cumulative Redeemable Preferred Stock (NYSE: AMB PrL) for the period commencing on and including October 15, 2008 and ending on and including January 14, 2009. The dividend will be payable on January 15, 2009 to Series L stockholders of record at the close of business on January 5, 2009.
The Board further declared a dividend of $0.421875 per share on the company’s 6.75 percent Series M Cumulative Redeemable Preferred Stock (NYSE: AMB PrM) for the period commencing on and including October 15, 2008 and ending on and including January 14, 2009. The dividend will be payable on January 15, 2009 to Series M stockholders of record at the close of business on January 5, 2009.
The Board further declared a dividend of $0.4375 per share on the company’s 7.0 percent Series O Cumulative Redeemable Preferred Stock (NYSE: AMB PrO) for the period commencing on and including October 15, 2008 and ending on and including January 14, 2009. The dividend will be payable on January 15, 2009 to Series O stockholders of record at the close of business on January 5, 2009.
The Board further declared a dividend of $0.428125 per share on the company’s 6.85 percent Series P Cumulative Redeemable Preferred Stock (NYSE: AMB PrP) for the period commencing on and including October 15, 2008 and ending on and including January 14, 2009. The dividend will be payable on January 15, 2009 to Series P stockholders of record at the close of business on January 5, 2009.
AMB Property Corporation.® Local partner to global trade.™
AMB Property Corporation® is a leading global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of September 30, 2008, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 158.4 million square feet (14.7 million square meters) in 49 markets within 15 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.

AMB's press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements, such as expected dividend payments and distributions, expectations regarding future cash flow, financial position, debt maturity schedules, options to extend, debt capacity, compliance with financial covenants, actions regarding development deployment and expenses, future development funding costs and future development completions, and the company’s ability to meet future customer demand, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by customers or renewals at lower than expected rent, increased interest rates and operating costs, or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties on advantageous terms or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, value-added conversions and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, inflation risks, changes in real estate and zoning laws or other local, state and federal regulatory requirements, a continued or prolonged downturn in the U.S., California, or the global economy, risks related to doing business internationally and global expansion, costs of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarter ended September 30, 2008.
AMB CONTACTS
Tracy A. Ward
Vice President, IR & Corporate Communications
Direct      +1 415 733 9565
Email      tward@amb.com
Rachel E. M. Bennett
Media and Public Relations Director
Direct      +1 415 733 9532
Email       rbennett@amb.com